EXECUTION VERSION

$150,000,000
Knott County, Kentucky
Industrial Building Revenue Bonds
(Solid Waste Project), Series 2024

BOND PURCHASE AGREEMENT

March 22, 2024

Knott County, Kentucky
54 West Main Street
Hindman, Kentucky 41822

Ladies and Gentlemen:

Hilltop Securities Inc. (the "Underwriter") hereby offers to enter into this Bond Purchase Agreement (this "Purchase Agreement") with the Knott County, Kentucky (the "Issuer"), a county and political subdivision organized and existing under the laws of the Commonwealth of Kentucky (the "Commonwealth"), and approved by Kentucky Lithium LLC (the "Company"), a limited liability company duly organized and validly existing under and pursuant to the laws of the State of Delaware, whereby the Underwriter will purchase and the Issuer will sell the Bonds (as defined and described below).

The Underwriter is making this offer subject to the acceptance by the Issuer at or before 5:00 P.M., Eastern Time, on the date hereof. If the Issuer accepts this Purchase Agreement, this Purchase Agreement shall be in full force and effect in accordance with its terms and shall bind both the Issuer and the Underwriter. The Underwriter may withdraw this Purchase Agreement upon written notice delivered by the Underwriter to the Issuer and the Company at any time before the Issuer accepts this Purchase Agreement. Capitalized terms used but not defined in this Purchase Agreement shall have such meanings as are ascribed to them in the Indenture (defined herein).

1. Purchase and Sale. Upon the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein and in the hereinafter defined Indemnity Agreement, the Underwriter hereby agrees to purchase from the Issuer, and the Issuer hereby agrees to sell and deliver to the Underwriter, all (but not less than all) of the Knott County, Kentucky Industrial Building Revenue Bonds (Solid Waste Project), Series 2024 (the "Bonds"), at the purchase price of $149,950,202.67 (which is equal to the aggregate principal amount of the Bonds ($150,000,000), less a portion of the Underwriter's discount of $49,797.33).

The Issuer acknowledges and agrees that: (i) the purchase of the Bonds pursuant to this Purchase Agreement is an arm's-length commercial transaction among the Issuer, the Company and the Underwriter; (ii) in connection therewith and with the discussions, undertakings and procedures leading up to the consummation of such transaction, the Underwriter is and has been acting solely as a principal and is not acting as the agent, advisor, fiduciary or Municipal Advisor (as defined in Section 15B of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Issuer or the Company; (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Issuer or the Company with respect to the offering contemplated hereby or the discussions, undertakings and procedures leading thereto (irrespective of whether the Underwriter has provided other services or is currently providing other services to the Issuer or the Company on other matters) and the Underwriter has no obligation to the Issuer or the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Purchase Agreement; and (iv) the Issuer has consulted its own legal, financial and other advisors to the extent it has deemed appropriate.

2. Description and Purpose of the Bonds. The Bonds have been authorized pursuant to the laws of the Commonwealth, particularly Sections 103.200 to 103.285, inclusive, of the Kentucky Revised Statutes (the "Act"). The Bonds shall be dated the date of delivery. The Bonds shall be issued and secured under and pursuant to the Indenture of Trust dated as of March 1, 2024 (the "Indenture") by and between the Issuer and UMB Bank, N.A., in its capacity as trustee (the "Trustee"). The Issuer and the Company will enter into a Lease Agreement dated as of March 1, 2024 (the "Lease Agreement") in connection with the issuance of the Bonds.

The proceeds of the sale of the Bonds will be used, upon the remarketing of the Bonds, for the purpose of financing, refinancing, or reimbursing all or a portion of the costs relating to (i) the acquisition, construction, installation, improvement, and equipping of solid waste disposal facilities located in Knott County, Kentucky (collectively, the "Project"), (ii) the payment of accrued and/or capitalized interest for the Bonds, if any, (iii) the funding of any reserve funds with respect to the Bonds, and (iv) the payment of costs of issuance of the Bonds.

The Bonds will be secured under the provisions of the Act and the Indenture. Contemporaneously herewith, the Company has delivered to the Underwriter and the Issuer the Representation and Indemnity Agreement, substantially in the form attached hereto as Appendix A (the "Indemnity Agreement"), signed by a duly authorized representative of the Company.

Upon initial delivery of the Bonds, the proceeds of the Bonds will be deposited by the Trustee into the Mandatory Tender Fund created under the Indenture (the "Mandatory Tender Fund"). Such money will be used to purchase the Investment Agreement, the principal of and interest on which, without reinvestment, together with any cash deposited in the Mandatory Tender Account and not so invested, but subject to the following sentence, will be sufficient on April 1, 2025 (the "Mandatory Tender Date") to pay the Purchase Price of the Bonds subject to mandatory tender for purchase on the Mandatory Tender Date. Until the Mandatory Tender Date, and except as provided in the Indenture, the Investment Agreement will be held by the Trustee and will not be released for any purpose other than to pay the Purchase Price of the Bonds on the Mandatory Tender Date, unless the Bonds have been earlier redeemed pursuant to the Indenture. Prior to the successful remarketing of the Bonds or earlier redemption of the Bonds in advance of the Mandatory Tender Date, the Bonds will be secured by the proceeds thereof in the Mandatory Tender Fund invested in the Investment Agreement. If and when the conditions to the remarketing of the Bonds have been satisfied and the Bonds are remarketed on or after the Mandatory Tender Date at a fixed interest rate to maturity, the proceeds of the Bonds will be made available to the Company pursuant to the Lease Agreement, as it may be amended, amended and restated, or otherwise modified or supplemented.

The Bonds shall mature, bear interest and be purchased at the prices, as set forth in Schedule I attached hereto. The Authorized Denominations, Record Dates, redemption and tender provisions and other details and particulars of the Bonds shall be as described in the Indenture and the Limited Offering Memorandum (defined in Section 4(b) below).

THE BONDS ARE SPECIAL LIMITED OBLIGATIONS OF THE COUNTY. NOTHING CONTAINED IN THE INDENTURE SHALL IN ANY WAY OBLIGATE THE COUNTY TO PAY ANY DEBT OR MEET ANY FINANCIAL OBLIGATIONS THEREUNDER OR HEREUNDER TO ANY PERSON AT ANY TIME EXCEPT FROM REVENUES RECEIVED FROM THE COMPANY UNDER THE PROVISIONS OF THE INDENTURE, THE LEASE AGREEMENT, OR FROM THE EXERCISE OF THE COUNTY'S RIGHTS THEREUNDER; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THE INDENTURE, ANY BOND, OR THE LEASE AGREEMENT SHALL IN ANY WAY OBLIGATE THE COUNTY TO PAY SUCH DEBTS OR MEET SUCH FINANCIAL OBLIGATIONS FROM REVENUES RECEIVED FOR THE COUNTY'S OWN PURPOSES. THE BONDS SECURED BY THE INDENTURE AND THE PERFORMANCE OF THE AGREEMENTS OF THE COUNTY THEREIN CONTAINED, AND

THE PRINCIPAL OF, REDEMPTION PREMIUM, IF ANY, AND INTEREST ON THE BONDS DO NOT NOW AND SHALL NEVER CONSTITUTE ANY DEBT OR LIABILITY OF, OR A PLEDGE OF THE FULL FAITH, CREDIT, OR TAXING AUTHORITY OF, THE COUNTY, THE STATE, ITS POLITICAL SUBDIVISIONS OR ANY MUNICIPALITY, BUT ARE AND SHALL BE PAYABLE SOLELY FROM BY THE REVENUES PLEDGED FOR THEIR PAYMENT IN ACCORDANCE WITH THE INDENTURE. NOTHING HEREIN, IN INDENTURE OR IN THE BONDS SHALL OBLIGATE THE COUNTY, THE STATE, ITS POLITICAL SUBDIVISIONS OR ANY MUNICIPALITY, DIRECTLY, INDIRECTLY OR CONTINGENTLY, TO LEVY OR PLEDGE ANY FORM OF TAXATION WHATEVER OR TO MAKE ANY APPROPRIATION FOR THE PAYMENT OF THE BONDS OR TO USE ANY PUBLIC FUNDS FOR ANY PURPOSE IN RELATION TO THE PROJECT OR FOR THE PAYMENT OF DEBT SERVICE ON THE BONDS.

3. Limited public Offering. The Underwriter agrees to make a *bona fide* limited public offering of the Bonds at a price not in excess of the initial offering price or prices or yields not less than the yields set forth on the inside cover page of the Limited Offering Memorandum.

The Bonds are being offered and sold only to a limited number of "Qualified Institutional Buyers" within the meaning of Rule 144A of the Securities Act of 1933, as amended (the "1933 Act"), or "Accredited Investors" within the meaning of Regulation D promulgated under the 1933 Act, who will be required to execute and deliver an investor letter substantially the form attached to the Limited Offering Memorandum. Subsequent transfers of the Bonds will be restricted as set forth in the Indenture.

4. Delivery of the Limited Offering Memorandum and Other Documents.

(a) It is acknowledged by the Issuer that the Underwriter may deliver the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum electronically over the internet on the website of BondLink at www.bondlink.com and in printed paper form. For purposes of this Purchase Agreement, the printed paper form of each of the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum is deemed controlling. It is acknowledged and agreed by the Underwriter that the Issuer is a conduit issuer and has not prepared or assisted in the preparation of the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum, and is not responsible for any statements made therein, except for the information contained under the captions "THE ISSUER" and "LITIGATION—The Issuer" (collectively, the "Issuer Covered Sections").

(b) The Issuer and the Company hereby consent to and confirm the prior use by the Underwriter of the Preliminary Limited Offering Memorandum (in printed or electronic form) dated March 15, 2024 (together with its appendices, as it may be amended, restated, or supplemented, the "Preliminary Limited Offering Memorandum"), in connection with the limited public offering of the Bonds by the Underwriter, and further confirm the authority of the Underwriter to use, and consent to the use of, a final Limited Offering Memorandum (in printed or electronic form) with respect to the Bonds, to be dated the date hereof, and any amendments or supplements thereto that shall be approved by the Issuer and the Company (as so amended and supplemented, together with its appendices, the "Limited Offering Memorandum") in connection with the limited public offering, and sale of the Bonds.

(c) At the time of acceptance and approval of this Purchase Agreement, the Company, will deliver or cause to be delivered to the Underwriter and the Issuer the Indemnity Agreement manually executed on behalf of the Company by its duly authorized representatives accepted and confirmed by the Underwriter and the Issuer by their respective duly authorized representative.

(d) In order to assist the Underwriter in complying with Rule 15c2-12 promulgated by the Securities Exchange Commission ("Rule 15c2-12"), the Company will undertake, pursuant to the

Continuing Disclosure Agreement, dated the Closing Date (the "Disclosure Agreement"), by and between the Company and UMB Bank, N.A., as dissemination agent, to provide annual financial information and notices of the occurrence of specified events. A description of the Disclosure Agreement is set forth in the Limited Offering Memorandum.

5. Representations. (a) The Issuer represents to and agrees with the Underwriter as follows:

(i) The Issuer is duly organized and validly existing, with full legal right, power and authority to issue, sell and deliver the Bonds to the Underwriter pursuant to the Indenture, and execute, deliver and perform its obligations, as the case may be, under this Purchase Agreement, the Indenture, the Bonds, the Lease Agreement and the Federal Tax Certificate relating to the Bonds, dated the Closing Date, as to certain federal tax matters under Section 148 of the Code (the "Tax Certificate"), and any other document to which the Issuer is a party and which is required in connection with the financing of the Project in the name and on behalf of the Issuer (collectively, the "Issuer Documents") and to perform and consummate all obligations and transactions required or contemplated by each of the Issuer Documents.

(ii) The Issuer has taken all necessary action and complied with all provisions of the constitution and laws of the Commonwealth required to make the Issuer Documents the valid special revenue obligations of the Issuer that they purport to be, and, when executed and delivered by the Issuer and the other parties thereto, the Issuer Documents, including this Purchase Agreement and the Indenture, will, assuming due authorization, execution and delivery by the other parties thereto, constitute legal, valid and binding special obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms (subject to applicable bankruptcy, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights or remedies).

(iii) The Bonds, when duly issued and authenticated in accordance with the Indenture and delivered to the Underwriter as provided herein, will be validly issued and outstanding special revenue obligations of the Issuer, entitled to the benefits of the Indenture and payable from the sources therein specified.

(iv) The Issuer has executed and delivered, or will execute and deliver on or before the Closing Date, each of the Issuer Documents. The Bonds and each of the Issuer Documents constitutes, or will, as of the Closing Date, constitute, a legal, valid and binding special obligation of the Issuer enforceable against the Issuer in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting creditors' rights or remedies heretofore or hereafter enacted. The Bonds and each of the Issuer Documents has been executed and delivered, or will be executed and delivered on or before the Closing Date, by the Issuer and are currently in full force and effect or, as of the Closing Date, will be in full force and effect, with respect to the Issuer.

(v) The execution and delivery of the Issuer Documents and the signing and acceptance of the Indemnity Agreement will not conflict with or constitute a breach of, or default under, any indenture, commitment, agreement or other instrument to which the Issuer is a party or by which it is bound, or under any existing law, rule, regulation, ordinance, judgment, order or decree to which the Issuer (or any of its officers or directors, in their respective capacities as such) is subject or under any provision of any law of the Commonwealth relating to the Issuer.

(vi) The Issuer is not in breach of or default under any applicable law or administrative regulation of the Commonwealth or the United States or any applicable judgment or decree or administrative ruling or any agreement, resolution, certificate or other instrument to which the Issuer is a party or is otherwise subject, which breach or default would in any way materially adversely affect the transaction contemplated by the Issuer Documents or the issuance of the Bonds, and no event has occurred

and is continuing which with the passage of time or the giving of notice, or both, would constitute such a breach of or default under any such instrument.

(vii) All approvals, consents and orders of any governmental authority, board, agency, council, commission or other body having jurisdiction which would constitute a condition precedent to the performance by the Issuer of its obligations hereunder and under the Bonds and the Issuer Documents have been obtained; *provided*, that the Issuer makes no representations as to any approvals, consents, orders or other actions which may be necessary to qualify the Bonds for offer and sale under Blue Sky or other state securities laws or regulations.

(viii) Any certificates executed by any official of the Issuer and delivered to the Underwriter pursuant hereto or in connection herewith shall be deemed a representation and warranty of the Issuer as to the accuracy of the statements therein made.

(ix) The information in the Preliminary Limited Offering Memorandum in the Issuer Covered Sections as of its date did not and as of the date hereof does not and the information to be contained in the Limited Offering Memorandum under the same headings as of its date does not and will not as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Issuer has not confirmed and assumes no responsibility for the accuracy or completeness of any of the information in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum other than the information relating to the Issuer in the Issuer Covered Sections.

(x) If the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum is supplemented or amended, at the time of each supplement or amendment thereto and (unless subsequently again supplemented or amended) at all times subsequent thereto up to and including the time of the Closing, the information in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum in the Issuer Covered Sections as so supplemented or amended will be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xi) If between the date hereof and the time of Closing, any event shall occur which might or would cause the information in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum in the Issuer Covered Sections, as then supplemented or amended, to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer shall notify the Underwriter thereof, and if, in the opinion of the Underwriter, such event requires the preparation and publication of a supplement or amendment to the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum, the Issuer shall promptly (and in any event before the Closing) prepare and furnish (at the expense of the Company) a reasonable number of copies of an amendment of or supplement to the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum in form and substance satisfactory to the Underwriter. The Issuer shall advise the Underwriter promptly of the institution of any proceedings known to it by any governmental agency prohibiting or otherwise affecting the use of the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum in connection with the offering, sale or distribution of the Bonds.

(xii) Except as described in the Preliminary Limited Offering Memorandum, no litigation, proceeding or official investigation of any governmental or judicial body is pending against the Issuer or, to the knowledge of the Issuer, threatened against the Issuer, (i) seeking to restrain or enjoin the issuance, sale or delivery of any of the Bonds, or the payment or collection of any amounts pledged or to be pledged to pay the principal of and interest on the Bonds, (ii) in any way contesting or affecting any

authority for the issuance of the Bonds or the validity or binding effect of the Bonds or any of the Issuer Documents, (iii) which is in any way contesting the creation, existence, powers or jurisdiction of the Issuer or the validity or effect of the Indenture or the Act or any provision thereof or the application of the proceeds of the Bonds or (iv) which, if adversely determined, could materially adversely affect the transactions contemplated by the Preliminary Limited Offering Memorandum or any of the Legal Documents (as defined below).

(xiii) The Issuer has not been notified of any listing or proposed listing by the Internal Revenue Service (the "IRS") to the effect that the Issuer is a bond issuer whose arbitrage certificates may not be relied upon.

It is understood that the representations, warranties and agreements of the Issuer contained in this Section and elsewhere in this Purchase Agreement shall not create any general obligation or liability of the Issuer, and that any obligation or liability of the Issuer hereunder or under the Issuer Documents is payable solely out of the revenues and other income pledged therefor and that no past, present or future member, officer, agent or employee of the Issuer shall be personally liable for any such obligation or liability. It is further understood and agreed that the Issuer makes no representations or warranties, except as set forth above, as to the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum or as to (i) the financial condition, results of operation, business or prospects of the Company, (ii) any statements (financial or otherwise), representations, documents or certifications provided or to be provided by the Company in connection with the offer or sale of the Bonds, or (iii) the correctness, completeness or accuracy of such statements, representations, documents or certifications.

(b) The Underwriter represents and warrants that as of the date hereof and as of the Closing Date, the Underwriter is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having all requisite corporate power and authority to carry on its business as now constituted. The Underwriter represents and warrants to the Issuer and the Company that the Underwriter has taken all necessary action to authorize, execute and deliver this Purchase Agreement, and this Purchase Agreement has been duly executed and delivered and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Underwriter enforceable against the Underwriter in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity. The Underwriter acknowledges and agrees that the Bonds are to be offered and sold only in Authorized Denominations to purchasers that execute and deliver an investor letter in substantially the form attached to the Limited Offering Memorandum and which it reasonably believes to be "accredited investors" within the meaning of Section 501(a) of Regulation D promulgated under the 1933 Act or "Qualified Institutional Buyers" within the meaning of Rule 144A under the 1933 Act. The Underwriter shall not deposit any Bonds in a trust or account under its control, the majority of the assets of which consists of the Bonds, or sell any shares, participatory interests, or certificates in such trust or account except to qualified institutional buyers or accredited investors in Authorized Denominations.

(c) The Company represents to and agrees with the Underwriter as follows:

(i) The Borrower approves the distribution and use of the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum. The statements and the information set forth and incorporated by reference in the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum regarding the Company's participation in the transaction contemplated by the Lease Agreement, this Purchase Agreement, the Disclosure Agreement, the Tax Certificate, and any other documents required by the Issuer or the Underwriter to which the Company is a party (collectively, the "Company Documents"), are true and correct and all such statements and information set forth in the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum with respect to the

4158-0908-5263

Company and the Company Documents as of the Closing Date will be true and correct in all material respects and the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum with respect to the Company and the Company Documents does not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statement therein, in the light of the circumstances under which it is made, not misleading.

(ii) If, at any time prior to the earlier of (A) receipt of notice from the Underwriter that the Limited Offering Memorandum is no longer required to be delivered under the Rule, or (B) ninety (90) days after the Closing, any event occurs known to the Borrower (or which should have been known to the Borrower upon diligent inquiry) as a result of which the Limited Offering Memorandum with respect to the Company, the Project, and the Company Documents, as then amended or supplemented, might include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, the Company shall promptly notify the Underwriter thereof in writing. Upon the written request of the Underwriter, the Company shall prepare and deliver to the Underwriter, at the expense of the Company (including attorneys' fees), as many copies of an amendment or supplement to the Limited Offering Memorandum which will correct any untrue statement or omission therein as the Underwriter may reasonably request.

(iii) The Borrower is a limited liability company duly formed and in good standing under the laws of the State of Delaware, having the power to own its property and carry on its business as now being conducted, and is validly existing and duly qualified and authorized to do business in the State of Delaware and in the Commonwealth and every other state, country, or other jurisdiction in which the nature of the Project, its business and property makes such qualification necessary, and the Company has full legal right, power and authority to enter into the Company Documents, and to carry out and consummate all transactions contemplated by such documents.

(iv) The execution and delivery of this Purchase Agreement does not, and the execution and delivery of the Company Documents and compliance with the provisions of each of them, under the circumstances contemplated thereby, does not and will not conflict with or constitute on the part of the Company a breach of or default under any other agreement or instrument to which the Company is a party or to the Company's knowledge, any existing law, administrative regulation, court order or consent decree to which the Borrower is subject.

(v) All approvals, consents and orders of any governmental authority, board, agency, council, commission or other body in or of any state and the federal government having jurisdiction which would constitute a condition precedent to the performance by the Company of its obligations hereunder and under the other Company Documents have been obtained or, if not, will be obtained at the time of or prior to the Closing Date (provided no representation or warranty is expressed as to any action required under federal or state securities or Blue Sky laws in connection with the sale of the Bonds by the Underwriter).

(vi) This Purchase Agreement does, and the other Company Documents, when each of them has been executed and delivered by the Company, will, assuming due authorization, execution and delivery by the other parties thereto, each, constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting creditors' rights or remedies heretofore or hereafter enacted.

(vii) To the knowledge of the Company, no litigation is pending or threatened (A) seeking to restrain or enjoin the issuance or delivery of the Bonds or the application of proceeds of the Bonds as provided in the Indenture and the Lease Agreement or the collection of revenues pledged under the Indenture, (B) in any way contesting or affecting any authority for the issuance of the Bonds or the validity of the Bonds, or any other Company Documents, or (C) in any way affecting, in a material adverse manner, the Project, the property of the Company or contesting the existence or powers of the Company.

(viii) The Preliminary Limited Offering Memorandum was, as of its date, "final" within the meaning of (b)(1) of the Rule.

(ix) The Company has not within the last five (5) years been subject to any continuing disclosure undertaking under Rule 15c2-12.

(x) The Company has not been in default as to principal or interest with respect to any obligation issued by or guaranteed by the Company or with respect to which the Company is an obligor.

(xi) The Company has full power and authority to execute, deliver and perform the Tax Certificate, and all other documents, instruments and certificates of the Company delivered in connection therewith on or prior to the date of the Closing Date, and the execution, delivery and performance of such shall not violate, conflict with or result in the breach of or default under the Articles of Organization or Bylaws of the Company or under any terms or provisions under any law, ordinance, regulation, decree, order, agreement or instrument of any nature whatsoever to which the Company or any of its properties are subject.

6. Closing. At 10:00 A.M., Eastern Time, on May 28, 2024, or at such other time or date as the Underwriter and the Issuer may mutually agree upon (the "Closing Date"), the Issuer will deliver or cause to be delivered to the Underwriter, at the offices of English Lucas Priest & Owsley, LLP or at such other place as the Underwriter and the Issuer may mutually agree upon, the Bonds, through the facilities of The Depository Trust Company, New York, New York ("DTC"), duly executed and authenticated, and the other documents specified in Section 7 (the "Closing"). At the Closing, (a) upon satisfaction of the conditions herein specified, the Underwriter shall accept the delivery of the Bonds, and pay the purchase price therefor in federal funds payable to the order of the Trustee for the account of the Issuer and (b) the Issuer shall deliver or cause to be delivered the Bonds to the Underwriter through the facilities of DTC in definitive or temporary form, duly executed by the Issuer and in the authorized denominations as specified by the Underwriter at the Closing, and the Issuer shall deliver the other documents hereinafter mentioned. The Bonds shall be made available to the Underwriter at least one (1) business day before the Closing Date for purposes of inspection.

7. Conditions Precedent. The Underwriter has entered into this Purchase Agreement in reliance upon (i) the representations and agreements of the Issuer contained herein and the performance by the Issuer of its obligations hereunder, both as of the date hereof and as of the Closing Date and (ii) the representations and agreements of the Company contained herein and in the Indemnity Agreement and the performance by the Company of its obligations hereunder and under the Indemnity Agreement, both as of the date hereof and as of the Closing Date.

(a) The Underwriter's obligations under this Purchase Agreement are and shall be subject to the following further conditions:

(i) The representations of the Issuer and the Company contained herein shall be true, complete and correct in all material respects on the date of acceptance hereof and on and as of the Closing Date.

(ii) At the time of the Closing, the Limited Offering Memorandum, this Purchase Agreement, the Indenture, the Bonds, the Lease Agreement, the Indemnity Agreement, the Disclosure Agreement, and any other applicable agreement to which the Issuer or the Company is a party (collectively, the "Legal Documents") and all other contracts, documents, agreements and legislation referred to in the Limited Offering Memorandum relating to the Project or the issuance of the Bonds or securing the Bonds shall be in full force and effect and shall not have been amended, modified or supplemented except as may have been agreed to in writing by the Underwriter.

(iii) The Issuer shall perform or have performed all of its obligations required under or specified in the Issuer Documents and the Limited Offering Memorandum to be performed at or prior to the Closing.

(iv) The Issuer shall have delivered to the Underwriter final Limited Offering Memorandums by the time, and in the numbers, required by Section 4 of this Purchase Agreement.

(v) As of the date hereof and at the time of Closing, all necessary official action of the Issuer relating to the Issuer Documents and the Limited Offering Memorandum shall have been taken and shall be in full force and effect and shall not have been amended, modified or supplemented in any material respect.

(vi) After the date hereof, up to and including the time of the Closing, there shall not have occurred any change in or particularly affecting the Issuer, the Act, the Legal Documents, the Trust Estate or the Bonds as the foregoing matters are described in the Limited Offering Memorandum, which in the reasonable professional judgment of the Underwriter materially impairs the investment quality of the Bonds.

(vii) The Company shall have performed all of its obligations and agreements under the Indemnity Agreement at or prior to the Closing Date, and the representations and warranties of the Company therein shall be accurate in all material respects as of the date thereof and accurate in all material respects as if made on and as of the Closing Date.

(viii) There shall have been executed and delivered to the Trustee the Legal Documents. The appropriate documents and financing statements relating to the Legal Documents shall have been recorded or filed in such manner and in such places as are required by law or otherwise sufficient to establish, preserve, protect and perfect the lien of such Legal Documents, as applicable, as a valid first lien on the collateral covered thereby, and all taxes, fees and other charges in connection with the execution, delivery or filing of the Legal Documents, as applicable, and such financing statements shall have been duly paid.

(ix) At or prior to the Closing, the Underwriter shall receive the following documents (in each case with only such changes as the Underwriter shall approve):

(1) The approving opinion of English Lucas Priest & Owsley, LLP ("Bond Counsel") relating to the Bonds, dated the Closing Date, substantially in the form attached as Appendix B to the Limited Offering Memorandum, and a reliance letter with respect thereto addressed to the Trustee and the Underwriter;

(2) The supplemental opinions of Bond Counsel, addressed to the Underwriter, dated the Closing Date, in the form attached hereto as Appendix B;

(3) The opinion of Ballard Spahr LLP, in its capacity as Special Tax Counsel to the Company ("Special Tax Counsel"), addressed to the Issuer and the Underwriter, dated the Closing Date, substantially in the form attached as Appendix C to the Limited Offering Memorandum;

(4) The opinion of Ballard Spahr LLP, special counsel to the Company, dated the Closing Date, in form and substance satisfactory to Bond Counsel, the Underwriter and its counsel and the Issuer, and addressed to the Underwriter, the Issuer and the Trustee;

(5) The opinion of Gregory Q. Jensen, General Counsel to the Company, dated the Closing Date, in form and substance satisfactory to Bond Counsel, the Underwriter and its counsel and the Issuer, and addressed to the Underwriter, the Issuer and the Trustee;

(6) The opinion of Timothy C. Bates, Esq., County Attorney, dated the Closing Date, in form and substance satisfactory to Bond Counsel, the Underwriter and its counsel and the Issuer, and addressed to the Underwriter, the Issuer and the Trustee;

(7) The opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriter, dated the Closing Date and addressed to the Underwriter, in the form attached hereto as Appendix C;

(8) The opinion of Ballard Spahr LLP, dated as of the Closing Date, addressed to the Rating Agency, with a reliance letter to the Issuer, the Underwriter, Bond Counsel, Special Tax Counsel and the Trustee, regarding certain bankruptcy matters;

(9) A copy of a rating letter from Moody's Investors Service, Inc. assigning the Bonds a rating of at least "MIG 1";

(10) A certificate, dated the Closing Date, signed by the Chairman of the Issuer to the effect that: (a) the representations and warranties of the Issuer contained herein are true and correct in all material respects as of the Closing Date; (b) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Issuer Documents at or prior to the Closing Date; (c) no event of default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time or the giving of notice, or both, would constitute an event of default, by the Issuer pursuant to the Issuer Documents, which default would in any material way adversely affect the transactions contemplated by the Issuer Documents or the issuance of the Bonds; (d) the Issuer Documents have been duly authorized and executed and are in full force and effect; (e) except as described in the Limited Offering Memorandum, no litigation is pending or, to his or her knowledge, threatened (i) seeking to restrain or enjoin the issuance or delivery of any of the Bonds, (ii) in any way contesting or affecting any authority for the issuance of the Bonds or the validity of the Bonds, or any Issuer Document, (iii) in any way contesting the creation, existence or powers of the Issuer or the validity or effect of the Act or any provision thereof or the application of the proceeds of the Bonds, or (iv) which, if adversely determined, could materially adversely affect the transactions contemplated by the Limited Offering Memorandum or any Issuer Document; and (f) to the best of his or her knowledge, no event affecting the Issuer has occurred since the date of the Limited Offering Memorandum which should be disclosed in the Limited Offering Memorandum in order to make the statements and information in the Limited Offering Memorandum in the Issuer Covered Sections not misleading in any material respect;

(11) A certificate of the Issuer, signed by an authorized representative of the Issuer satisfactory to the Underwriter and dated the Closing Date, to the effect that attached to such certificate as an appendix is a true specimen of the Bonds;

(12) A certificate of the Company, signed by an authorized representative of the Company satisfactory to the Underwriter and the Issuer and dated the Closing Date, to the effect that (A) each of the representations and warranties of the Company contained in the Company Documents is true and complete in all material respects on and as of the Closing Date; (B) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Company Documents at or prior to the Closing Date; (C) except as disclosed in the Limited Offering Memorandum, no event of default has occurred and is continuing, and no

event has occurred and is continuing which, with the lapse of time or the giving of notice, or both, would constitute an event of default, by the Company pursuant to the Company Documents, or, to the best of its knowledge, any other party to the Company Documents; (D) except as disclosed in the Limited Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to its knowledge, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would materially and adversely affect the validity or enforceability of the Company Documents or which might have a material and adverse effect on the business, assets or financial condition of the Company; (E) the information contained in the Limited Offering Memorandum (other than under the headings "THE ISSUER," "THE BONDS – Book-Entry-Only System," "TAX MATTERS" and "LITIGATION – The Issuer" and in Appendix C) is accurate in all material respects and does not omit to state a material fact required to be stated therein or necessary to make the statements contained in the Limited Offering Memorandum, in the light of the circumstances under which they were made, not misleading; (F) no event has occurred since the date of the Limited Offering Memorandum which either makes untrue or incorrect in any material respect, as of the Closing Date, any statement or information contained in the Limited Offering Memorandum (other than under the headings "THE ISSUER," "THE BONDS – Book-Entry-Only System," "TAX MATTERS" and "LITIGATION – The Issuer" and in Appendix C), or is not reflected in the Limited Offering Memorandum but should be reflected therein in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; (G) no authority or proceeding for the execution of the Company Documents has been repealed, revoked, rescinded or materially amended; and (H) the Company Documents have been duly authorized, executed and delivered by the Company, are or will be in full force and effect and are or will be binding, enforceable obligations of the Company, and, except to the extent to which the Underwriter and the Issuer have given written consent, have not been amended, modified or repealed since their date of execution;

(13) Executed or certified copies of the Legal Documents;

(14) The Tax Certificate of the Issuer and the Company, in form satisfactory to Bond Counsel and Special Tax Counsel, executed by such officials of the Issuer and the Company as shall be satisfactory to the Underwriter;

(15) Materials, satisfactory to the Underwriter and its counsel, supporting the excludability of interest on the Bonds from gross income for federal income tax purposes, including, without limitation, a certificate of the Issuer, signed by an authorized representative of the Issuer satisfactory to the Underwriter and dated the Closing Date, regarding evidence of any public hearings held regarding the Bonds and the Project and published notices with respect thereto; extracts from the record of any such hearings; any elected executive official or legislative approval of the Bonds; evidence of the use of proceeds of the Bonds in conformance with the arbitrage requirements of the Code; evidence of volume cap allocation pursuant to Section 146 of the Code; and evidence of the satisfaction of all requirements under the Code with respect to solid waste disposal facilities;

(16) Evidence of the proper recordation or filing of any necessary security instruments, including any financing statements, and the taking of any other action required to be taken pursuant to the terms of the Legal Documents to perfect the liens and security interests created by the applicable Legal Documents;

(17) With respect to the Issuer, a copy of the resolution adopted on behalf of the Issuer relating to the authorization of the Issuer Documents, and evidence of any required publication of notice or public hearings held in connection therewith, accompanied by a certificate

of the appropriate official of the Issuer to the effect that such Issuer resolution has been duly authorized, has not been modified and is in full force and effect as of the Closing Date;

(18) With respect to the Company, a copy of the certificate of formation certified as true and correct by the Company as of the Closing Date; a copy of the approving resolutions of the board of directors of the Company relating to and approving the Company Documents, accompanied by a certificate of an appropriate official of the Company to the effect that such approving resolutions have been duly authorized, have not been modified and are in full force and effect; and a certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, as of the close of business on a date as near as reasonably practicable to the Closing Date;

(19) A certificate of an authorized officer of the Trustee, dated as of the Closing Date, to the effect that: (a) the Trustee is a national banking association organized and existing under and by virtue of the laws of the United States of America, having the full power and being qualified to enter into and perform its duties under the Indenture and to authenticate and deliver the Bonds to the Underwriter; (b) the Trustee is duly authorized to enter into the Indenture and to authenticate and deliver the Bonds to the Underwriter pursuant to the Indenture; (c) when delivered to and paid for by the Underwriter at the Closing, the Bonds will have been duly authenticated and delivered by the Trustee; (d) to the knowledge of the Trustee, the execution and delivery of the Indenture and compliance with the provisions on the Trustee's part contained therein, will not conflict with or constitute a breach of or default under any law, administrative regulation, judgment, decree, loan agreement, indenture, note, resolution, agreement or other instrument to which the Trustee is a party or is otherwise subject (except that no representation, warranty or agreement is made with respect to any federal or state securities or blue sky laws or regulations), which conflict, breach or default would materially impair the ability of the Trustee to perform its obligations under the Indenture; and (e) to the best of the knowledge of the Trustee, it has not been served with any action, suit, proceeding, inquiry or investigation in law or in equity, before or by any court, governmental agency, public board or body, nor is any such action or other proceeding threatened against the Trustee, affecting the existence of the Trustee, or the titles of its officers to their respective offices or seeking to prohibit, restrain, or enjoin the execution and delivery of the Bonds or the collection of revenues to be applied to pay the principal, premium, if any, and interest with respect to the Bonds, or the pledge thereof, or in any way contesting or affecting the validity or enforceability of the Indenture, or contesting the powers of the Trustee or its authority to enter into, adopt or perform its obligations under any of the foregoing to which it is a party, wherein an unfavorable decision, ruling or funding would materially adversely affect the validity or enforceability of the Indenture or the power and authority of the Trustee to enter into and perform its duties under the Indenture and to authenticate and deliver the Bonds to or upon the order of the Underwriter;

(20) A certificate of the Trustee, signed by an authorized representative of the Trustee reasonably satisfactory to the Underwriter and dated the Closing Date, to the effect that (A) pursuant to the terms of the Indenture, the Trustee has duly accepted the office of trustee; (B) attached to the certificate as an appendix thereto is evidence of authority to act as Trustee, (C) the Trustee has received all of the documents specified in the Indenture that are prerequisite to its authentication and delivery of the Bonds; (D) the Trustee's certificate of authentication on the Bonds has been duly executed on behalf of the Trustee by a duly authorized signatory of the Trustee; (E) the Bonds have been delivered to and paid for by the Underwriter; and (F) the proceeds of the Bonds have been credited in accordance with the Indenture;

(21) Evidence that IRS Form 8038 relating to the Bonds, in a form satisfactory to Special Tax Counsel for filing, has been executed by the Issuer and will be filed with the IRS within the applicable time limit;

(22) A copy of the Issuer's executed blanket letter of representation to DTC;

(23) A verification report of Public Finance Partners LLC regarding the accuracy of, among other things, the mathematical computations showing the sufficiency of the amounts deposited into the Mandatory Tender Fund and the investment earning thereon to pay when due the Purchase Price of the Bonds in the event such bonds are not remarketed or refunded on the Mandatory Tender Date or refunded on an optional redemption date prior to the Mandatory Tender Date; and

(24) Such additional certificates, proceedings, instruments and other documents as the Underwriter, counsel for the Underwriter or Bond Counsel may reasonably request to evidence (A) compliance by the Issuer with legal requirements, (B) the truth and accuracy, as of the time of Closing, of the representations of the Issuer herein contained and the representations of the Company contained in the Indemnity Agreement and (C) the due performance or satisfaction by the Issuer and the Company at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by the Issuer and the Company, respectively.

8. Termination. If the Issuer shall be unable to satisfy the conditions of the Underwriter's obligations contained in this Purchase Agreement or if the Underwriter's obligations shall be terminated for any reason permitted by this Purchase Agreement, this Purchase Agreement may be cancelled by the Underwriter at, or at any time before, the time of the Closing. Notice of such cancellation shall be given by the Underwriter to the Issuer and the Company in writing, or by telephone confirmed in writing. The performance by the Issuer or the Company of any and all conditions contained in this Purchase Agreement for the benefit of the Underwriter may be waived by the Underwriter.

(a) The Underwriter shall also have the right, before the time of Closing, to cancel its obligations to purchase the Bonds, by written notice by the Underwriter to the Issuer, if between the date hereof and the time of Closing:

(i) An event shall occur which makes untrue or incorrect in any material respect, as of the time of such event, any statement or information contained in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum or which is not reflected in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum but should be reflected therein in order to make the statements contained therein in the light of the circumstances under which they were made not misleading in any material respect; or

(ii) The marketability of the Bonds or the market prices of the Bonds or the ability of the Underwriter to enforce contracts for the sale of the Bonds shall have been materially and adversely affected, in the professional judgment of the Underwriter, by any of the following events:

(1) An amendment to the Constitution of the United States or the Commonwealth shall have been passed or legislation shall have been introduced in or enacted by the Congress of the United States or the legislature of any state having jurisdiction of the subject matter or legislation pending in the Congress of the United States shall have been amended or legislation shall have been recommended to the Congress of the United States or to any state having jurisdiction of the subject matter or otherwise endorsed for passage (by press release, other form of notice or otherwise) by the President of the United States, the Treasury Department of the United

States, the IRS or the Chairman or ranking minority member of the Committee on Finance of the United States Senate or the Committee on Ways and Means of the United States House of Representatives, or legislation shall have been proposed for consideration by either such Committee by any member thereof or presented as an option for consideration by either such Committee by the staff of such Committee or by the staff of the joint Committee on Taxation of the Congress of the United States, or legislation shall have been favorably reported for passage to either House of the Congress of the United States by a Committee of such House to which such legislation has been referred for consideration, or a decision shall have been rendered by a court of the United States or of the Commonwealth or the Tax Court of the United States, or a ruling shall have been made or a regulation or temporary regulation shall have been proposed or made or any other release or announcement shall have been made by the Treasury Department of the United States, the IRS or other federal or State authority, with respect to federal or State taxation upon revenues or other income of the general character to be derived by the Issuer or upon interest received on obligations of the general character of the Bonds which, in the judgment of the Underwriter, may have the purpose or effect, directly or, indirectly, of affecting the tax status of the Issuer, the property or income of the Company, the securities of the Issuer or the Company (including the Bonds) or the interest thereon, or any tax exemption granted or authorized by State legislation; or

(2) The declaration of war or engagement in or escalation of military hostilities by the United States or the occurrence or escalation of any other national emergency or calamity or terrorism affecting the operation of the government of, or the financial community in, the United States or elsewhere; or

(3) a downgrade of the sovereign debt rating of the United States by any major credit rating agency or payment default on United States Treasury obligations; or

(4) a default with respect to the debt obligations of, or the institution of proceedings under any federal bankruptcy laws by or against any state of the United States or any city, county or other political subdivision located in the United States having a population of over 1,000,000; or

(5) The declaration of a general banking moratorium by federal authorities or the authorities of any state; or

(6) The occurrence of a major financial crisis, a material disruption in commercial banking or securities settlement or clearance services, or a material disruption or deterioration in the fixed income or municipal securities market; or

(7) Additional material restrictions not in force or being enforced as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange; or

(8) The general suspension of trading, minimum or maximum prices for trading shall have been fixed and be in force or maximum ranges or prices for securities shall have been required on the New York Stock Exchange or other national stock exchange whether by virtue of a determination by that exchange or by order of the SEC or any other governmental agency having jurisdiction or any national securities exchange; or

(iii) Legislation enacted, introduced in the Congress or recommended for passage by the President of the United States, or a decision rendered by a court established under Article III of the Constitution of the United States or by the Tax Court of the United States, or an order, ruling, regulation (final, temporary or proposed) issued or made by or on behalf of the SEC, or any other governmental agency

having jurisdiction of the subject matter shall have been made or issued to the effect that the Bonds, other securities of the Issuer or obligations of the general character of the Bonds are not exempt from registration under the 1933 Act, or that the Indenture is not exempt from qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); or

(iv) Any change in or affecting the Issuer, the Company, the Act, the Legal Documents, the Trust Estate or the Bonds as the foregoing matters are described in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum, which in the professional judgment of the Underwriter materially impairs the investment quality of the Bonds; or

(v) An order, decree or injunction of any court of competent jurisdiction, issued or made to the effect that the issuance, offering or sale of obligations of the general character of the Bonds, or the issuance, offering or sale of the Bonds, including any or all underlying obligations, as contemplated hereby or by the Limited Offering Memorandum, is or would be in violation of any applicable law, rule or regulation, including (without limitation) any provision of applicable federal securities laws as amended and then in effect; or

(vi) A stop order, ruling, regulation, proposed regulation or statement by or on behalf of the SEC or any other governmental agency having jurisdiction of the subject matter shall have been issued or made or any other event occurs, the effect of which is that the issuance, offering, sale or distribution of the Bonds, or the execution and delivery of any Legal Documents, as contemplated hereby or by the Limited Offering Memorandum, is or would be in violation of any applicable law, rule or regulation, including (without limitation) any provision of applicable federal securities laws, including the 1933 Act, the Exchange Act or the Trust Indenture Act, each as amended and as then in effect; or

(vii) Any litigation shall be instituted or be pending at the time of the Closing to restrain or enjoin the issuance, sale or delivery of the Bonds, or in any way contesting or affecting any authority for or the validity of the proceedings authorizing and approving the Bonds, the Act, the Legal Documents or the existence or powers of the Issuer with respect to its obligations under the Issuer Documents or the Bonds.

9. Amendments to Limited Offering Memorandum. During the period commencing on the Closing Date and ending twenty-five (25) days from the end of the underwriting period, the Issuer shall advise the Underwriter if any event relating to or affecting the information in the Limited Offering Memorandum in the Issuer Covered Sections shall occur as a result of which it may be necessary or appropriate to amend or supplement the Limited Offering Memorandum in order to make the Limited Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or "potential customer" (as defined for purposes of Rule 15c2-12). If any such event occurs and in the reasonable judgment of the Underwriter or the Issuer, an amendment or supplement to the Limited Offering Memorandum is appropriate, the Issuer shall, at the Company's expense, forthwith prepare and furnish to the Underwriter a reasonable number of copies of an amendment of or supplement to the Limited Offering Memorandum (in form and substance satisfactory to counsel for the Underwriter) that will amend or supplement the Limited Offering Memorandum so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Limited Offering Memorandum is delivered to a purchaser or "potential customer," not misleading.

10. Expenses.

(a) The Underwriter will be under no obligation to pay any expenses incidental to the performance of the obligations of the Issuer hereunder, including but not limited to: (1) the cost of the preparation and printing or other reproduction and mailing or delivering of the Preliminary Limited

Offering Memorandum and the Limited Offering Memorandum; (2) the cost of the preparation and printing or other reproduction of the Legal Documents and any other agreement to be executed by the Issuer or the Company; (3) the cost of the preparation and delivery of the Bonds; (4) the fees and disbursements of the Trustee, the Paying Agent or the Registrar in connection with the issuance of the Bonds; (5) the fees and disbursements of any experts or advisors retained by the Company; (6) the fees and expenses of counsel to the bond purchaser; and (7) any other expenses, including, but not limited to, meals, transportation and lodging, not enumerated in paragraph (b) immediately below, incurred in connection with the issuance of the Bonds. All such expenses listed in this Section 10(a) shall be paid by the Company pursuant to Section 2(e) of the Indemnity Agreement.

(b) The Issuer will be under no obligation to pay any expenses incidental to the performance of the obligations of the Underwriter hereunder, including but not limited to: (1) the costs of preparing this Purchase Agreement; (2) all advertising expenses in connection with the limited public offering of the Bonds; (3) any amount required to be paid to the MSRB as their special assessments; (4) the fees and disbursements of the Underwriter or counsel to the Underwriter; (5) the fees and disbursements of Bond Counsel, Special Tax Counsel or counsel to the Issuer; (6) the fees of DTC, if any; and (7) all other expenses incurred in connection with the limited public offering and distribution of the Bonds, including the out-of-pocket expenses of the Underwriter, and the cost of Blue Sky filings, if any. All such expenses listed in this Section 10(b) shall be paid by the Company pursuant to Section 2(e) of the Indemnity Agreement.

(c) The provisions of this Section 10 shall remain operative and in full force and effect, and shall survive any termination of this Purchase Agreement or the delivery of the Bonds under this Purchase Agreement.

11. Use of Documents. The Issuer hereby authorizes the Underwriter to use, in connection with the limited public offering and sale of the Bonds, this Purchase Agreement, the Preliminary Limited Offering Memorandum, the Limited Offering Memorandum and the Issuer Documents, and the information contained herein and therein; provided, however, that nothing herein shall constitute any representation, warranty or agreement of the Issuer that any information in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum (except information in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum in the Issuer Covered Sections) or this Purchase Agreement or the Issuer Documents is accurate or does not contain any untrue or misleading statement or omit any statement necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

12. Establishment of Issue Price.

(a) The Underwriter agrees to assist the Issuer in establishing the issue price of the Bonds and shall execute and deliver to the Issuer on the Closing Date an "issue price" or similar certificate, substantially in the form attached hereto as Exhibit A, together with the supporting pricing wires or equivalent communications, with such modifications as may be deemed appropriate or necessary, in the reasonable judgment of the Underwriter, the Issuer, Special Tax Counsel and Bond Counsel, to accurately reflect, as applicable, the sales price or prices or the initial offering price or prices to the public of the Bonds.

(b) The Issuer represents that it will treat the first price at which 10% of each maturity of the Bonds (the "10% test") is sold to the public as the issue price of that maturity (if different interest rates apply within a maturity, each separate CUSIP number within that maturity will be subject to the 10% test).

(c) The Underwriter confirms that it has offered the Bonds to the public on or before the date of this Purchase Agreement at the offering price or prices (the "initial offering price"), or at the corresponding yield or yields, set forth in the final Limited Offering Memorandum. Schedule III also sets forth, as of the date of this Purchase Agreement, the maturities, if any, of the Bonds for which the 10% test

has not been satisfied and for which the Issuer and the Underwriter agrees that the restrictions set forth in the next sentence shall apply (the "hold-the-offering-price rule"). So long as the hold-the-offering-price rule remains applicable to any maturity of the Bonds, the Underwriter will neither offer nor sell unsold Bonds of that maturity to any person at a price that is higher than the initial offering price to the public during the period starting on the sale date and ending on the earlier of the following:

(i) the close of the fifth (5th) business day after the sale date; or

(ii) the date on which the Underwriter has sold at least 10% of that maturity of the Bonds to the public at a price that is no higher than the initial offering price to the public.

(d) The Underwriter confirms that any selling group agreement and any retail distribution agreement relating to the initial sale of the Bonds to the public, together with the related pricing wires, contains or will contain language obligating each dealer who is a member of the selling group and each broker-dealer that is a party to such retail distribution agreement, as applicable, to (i) report the prices at which it sells to the public the unsold Bonds of each maturity allotted to it until it is notified by the Underwriter that either the 10% test has been satisfied as to the Bonds of that maturity or all Bonds of that maturity have been sold to the public and (ii) comply with the hold-the-offering-price rule, if applicable, in each case if and for so long as directed by the Underwriter. The Issuer acknowledges that, in making the representation set forth in this subsection, the Underwriter will rely on (i) in the event a selling group has been created in connection with the initial sale of the Bonds to the public, the agreement of each dealer who is a member of the selling group to comply with the hold-the-offering-price rule, if applicable, as set forth in a selling group agreement and the related pricing wires, and (ii) in the event that a retail distribution agreement was employed in connection with the initial sale of the Bonds to the public, the agreement of each broker-dealer that is a party to such agreement to comply with the hold-the-offering-price rule, if applicable, as set forth in the retail distribution agreement and the related pricing wires. The Issuer further acknowledges that the Underwriter shall not be liable for the failure of any dealer who is a member of a selling group, or of any broker-dealer that is a party to a retail distribution agreement, to comply with its corresponding agreement regarding the hold-the-offering-price rule as applicable to the Bonds.

(e) The Underwriter acknowledges that sales of any Bonds to any person that is a related party to the Underwriter shall not constitute sales to the public for purposes of this section. Further, for purposes of this section:

(i) "public" means any person other than an underwriter or a related party to an underwriter,

(ii) "underwriter" means (A) any person that agrees pursuant to a written contract with the Issuer (or with the lead underwriter to form an underwriting syndicate) to participate in the initial sale of the Bonds to the public and (B) any person that agrees pursuant to a written contract directly or indirectly with a person described in clause (A) to participate in the initial sale of the Bonds to the public (including a member of a selling group or a party to a retail distribution agreement participating in the initial sale of the Bonds to the public),

(iii) a purchaser of any of the Bonds is a "related party" to an underwriter if the underwriter and the purchaser are subject, directly or indirectly, to (i) at least 50% common ownership of the voting power or the total value of their stock, if both entities are corporations (including direct ownership by one corporation of another), (ii) more than 50% common ownership of their capital interests or profits interests, if both entities are partnerships (including direct ownership by one partnership of another), or (iii) more than 50% common ownership of the value of the outstanding stock of the corporation or the capital interests or profit interests of the partnership, as applicable, if one entity is a corporation and the other entity

is a partnership (including direct ownership of the applicable stock or interests by one entity of the other), and

(iv) "sale date" means the date of execution of this Purchase Agreement by all parties.

13. Qualification of Securities. The Issuer (at the expense of the Company) will furnish such information, execute such instruments and take such other action in cooperation with the Underwriter as the Underwriter may reasonably request to qualify the Bonds for offer and sale under the Blue Sky or other securities laws and regulations of such states and other jurisdictions of the United States as the Underwriter may designate and to provide for the continuance of such qualification; *provided, however*, that the Issuer will not be required to qualify as a foreign corporation or to file any general or special consents to service of process under the laws of any state.

14. Notices. Any notice or other communication to be given under this Purchase Agreement may be given by delivering the same in writing, if to (a) the Issuer, at the address of the Issuer set forth on page one hereof, (b) the Company, to Kentucky Lithium LLC at 12115 Visionary Way, Suite 174, Fishers, Indiana 46038; Attention: Mark Jensen and Kirk Taylor, and (c) the Underwriter, to Hilltop Securities Inc., 700 Milam Street, Suite 1200, Houston, Texas 77002; Attention: Bix Rathburn.

15. Benefit. This Purchase Agreement is made solely for the benefit of the Issuer, the Company and the Underwriter (including persons controlling the Underwriter, the Issuer or the Company and the successors or assigns of the Underwriter, the Issuer or the Company) and no other person, partnership, association or corporation shall acquire or have any right hereunder or by virtue hereof. Except as otherwise expressly provided herein, all of the agreements and representations of the Issuer and the Company contained in this Purchase Agreement and in any certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Underwriter; (ii) delivery of and payment for the Bonds hereunder; or (iii) any termination of this Purchase Agreement, other than pursuant to Section 8.

16. Approval. The approval of the Underwriter when required hereunder or the determination of its satisfaction as to any document referred to herein shall be in writing signed by the Underwriter and delivered to the Issuer.

17. Governing Law. THIS PURCHASE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, AND FOR ALL PURPOSES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF KENTUCKY WITHOUT REGARD TO CHOICE OF LAW RULES.

18. Counterparts. This Purchase Agreement may be executed in several counterparts, each of which shall be deemed an original hereof. Executed counterparts transmitted electronically shall be binding on the parties hereto.

19. Special and Limited Obligations. Any and all obligations of the Issuer under this Purchase Agreement are special and limited obligations of the Issuer, payable solely from the Trust Estate. The Obligations of the Issuer under this Purchase Agreement are not in any respect a general obligation of the Issuer, nor are they payable in any manner from revenues raised by taxation.

20. Entire Agreement. This Purchase Agreement, together with the Indemnity Agreement, embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter, and it is agreed that there are no terms, understandings, representations or warranties, express or implied, other than those set forth herein.

Very truly yours,

HILLTOP SECURITIES INC.

By: ______________________
Name: C. B. "Bix" Rathburn, Ph.D.
Title: Managing Director
Date: March 22, 2024
Time: 1:03 p.m. Central Time

Approved and Agreed to:

KNOTT COUNTY, KENTUCKY

By: ______________________
Name: Jeff Dobson
Title: Judge/Executive

Approved:

KENTUCKY LITHIUM LLC

By: ______________________
Name: Kirk P. Taylor
Title: Chief Financial Officer

Very truly yours,

HILLTOP SECURITIES INC.

By:________________________
Name: C. B. "Bix" Rathburn, Ph.D.
Title: Managing Director

Approved and Agreed to:

KNOTT COUNTY, KENTUCKY

By: ________________________
Name: Jeff Dobson
Title: Judge/Executive

Approved:

KENTUCKY LITHIUM LLC

By: ________________________
Name: Kirk P. Taylor
Title: Chief Financial Officer

SCHEDULE I

Principal Amounts, Maturities, Interest Rates and Prices

Principal Amount	Maturity Date	Interest Rate	Price
$150,000,000	March 28, 2044	4.00%	100.00

EXHIBIT A

ISSUE PRICE CERTIFICATE

$150,000,000
KNOTT COUNTY, KENTUCKY
INDUSTRIAL BUILDING REVENUE BONDS
(SOLID WASTE PROJECT), SERIES 2024

The undersigned, on behalf of Hilltop Securities Inc. (the "Underwriter") hereby certifies as set forth below with respect to the sale and issuance of the above-captioned obligations (the "Bonds").

Select appropriate provisions below:

1. [Alternative 1[1] – All Maturities Use General Rule: ***Sale of the Bonds***. As of the date of this certificate, for each Maturity of the Bonds, the first price at which at least 10% of such Maturity of the Bonds was sold to the Public is the respective price listed in Schedule A.][Alternative 2[2] – Select Maturities Use General Rule: ***Sale of the General Rule Maturities***. As of the date of this certificate, for each Maturity of the General Rule Maturities, the first price at which at least 10% of such Maturity of the Bonds was sold to the Public is the respective price listed in Schedule A.]

2. ***Initial Offering Price of the [Bonds][Hold-the-Offering-Price Maturities].***

(a) [Alternative 1[3] – All Maturities Use Hold-the-Offering-Price Rule: The Underwriter offered the Bonds to the Public for purchase at the respective initial offering prices listed in Schedule A (the "Initial Offering Prices") on or before the Sale Date. A copy of the pricing wire or equivalent communication for the Bonds is attached to this certificate as Schedule B.] [Alternative 2[4] – Select Maturities Use Hold-the-Offering-Price Rule: The Underwriter offered the Hold-the-Offering-Price Maturities to the Public for purchase at the respective initial offering prices listed in Schedule A (the "Initial Offering Prices") on or before the Sale Date. A copy of the pricing wire or equivalent communication for the Bonds is attached to this certificate as Schedule B.]

(b) [Alternative 1 – All Maturities use Hold-the-Offering-Price Rule: As set forth in the Bond Purchase Agreement, the Underwriter has agreed in writing that, (i) for each Maturity of the Bonds, the Underwriter would neither offer nor sell any of the unsold Bonds of such Maturity to any person at a price that is higher than the Initial Offering Price for such Maturity during the Holding Period for such Maturity (the "hold-the offering-price rule"), and (ii) any selling group agreement shall contain the agreement of each dealer who is a member of the selling group, and any retail distribution agreement shall contain the agreement of each broker-dealer who is a party to the retail distribution agreement, to comply with the hold-the-offering-price rule. The Underwriter has not offered or sold unsold Bonds of any Maturity of the Bonds at a price that is higher than the respective Initial Offering Price for that Maturity of the Bonds during the Holding Period. [Alternative 2 - Select Maturities Use Hold-the-Offering-Price Rule: As set forth in the Bond Purchase Agreement, The Underwriter has agreed in writing that, (i) for each Maturity of the Hold-the-Offering-Price Maturities, it would neither offer nor sell any of the unsold Bonds of such Maturity to any person at a price that is higher than the Initial Offering Price for such Maturity during the Holding Period for such Maturity (the "hold-the-offering-price rule"), and (ii) any selling group agreement shall

[1] If Alternative 1 is used, delete the remainder of paragraph 1 and all of paragraph 2 and renumber paragraphs accordingly.

[2] If Alternative 2 is used, delete Alternative 1 of paragraph 1 and use each Alternative 2 in paragraphs 2(a) and (b).

[3] If Alternative 1 is used, delete all of paragraph 1 and renumber paragraphs accordingly.

[4] Alternative 2(a) of paragraph 2 should be used in conjunction with Alternative 2 in paragraphs 1 and 2(b).

contain the agreement of each dealer who is a member of the selling group, and any retail distribution agreement shall contain the agreement of each broker-dealer who is a party to the retail distribution agreement, to comply with the hold-the-offering-price rule. The Underwriter has not offered or sold unsold Bonds of any Hold-the-Offering-Price Maturity of the Bonds at a price that is higher than the respective Initial Offering Price for that Maturity of the Bonds during the Holding Period.

3. ***Defined Terms.***

[(a) *General Rule Maturities* means those Maturities of the Bonds listed in Schedule A hereto as the "General Rule Maturities."]

[(b) *Hold-the-Offering-Price Maturities* means those Maturities of the Bonds listed in Schedule A hereto as the "Hold-the-Offering-Price Maturities."]

[(c) *Holding Period* means, with respect to a Hold-the-Offering-Price Maturity, the period starting on the Sale Date and ending on the earlier of (i) the close of the fifth business day after the Sale Date ([__________]), or (ii) the date on which the Underwriter has sold at least 10% of such Hold-the-Offering-Price Maturity to the Public at prices that are no higher than the Initial Offering Price for such Hold-the-Offering-Price Maturity.]

(d) *Issuer* means Knott County, Kentucky.

(e) *Maturity* means Bonds with the same credit and payment terms. Bonds with different maturity dates, or Bonds with the same maturity date but different stated interest rates, are treated as separate maturities.

(f) *Public* means any person (including an individual, trust, estate, partnership, association, company, or corporation) other than an Underwriter or a related party to an Underwriter. The term "related party" for purposes of this certificate generally means any two or more persons who have greater than 50 percent common ownership, directly or indirectly.

(g) *Sale Date* means the first day on which there is a binding contract in writing for the sale of a Maturity of the Bonds. The Sale Date of the Bonds is March 22, 2024.

(h) *Underwriter* means (i) any person that agrees pursuant to a written contract with the Issuer (or with the lead underwriter to form an underwriting syndicate) to participate in the initial sale of the Bonds to the Public, and (ii) any person that agrees pursuant to a written contract directly or indirectly with a person described in clause (i) of this paragraph to participate in the initial sale of the Bonds to the Public (including a member of a selling group or a party to a retail distribution agreement participating in the initial sale of the Bonds to the Public).

The representations set forth in this certificate are limited to factual matters only. Nothing in this certificate represents the Underwriter's interpretation of any laws, including specifically Sections 103 and 148 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder. The undersigned understands that the foregoing information will be relied upon by the Issuer and the Company with respect to certain of the representations set forth in the Tax Certificate and with respect to compliance with the federal income tax rules affecting the Bonds, and by English Lucas Priest & Owsley, LLP, Bond Counsel, in connection with rendering its opinion that the interest on the Bonds is excluded from gross income for federal income tax purposes, the preparation of Internal Revenue Service Form 8038, and other federal income tax advice it may give to the Issuer and the Company from time to time relating to the Bonds.

HILLTOP SECURITIES INC.

____

By: Managing Director

Name: C. B. "Bix" Rathburn, Ph.D.

Dated: March 28, 2024

SCHEDULE A

SALE PRICES OF THE GENERAL RULE MATURITIES AND INITIAL OFFERING PRICES OF THE HOLD-THE-OFFERING-PRICE MATURITIES

(Attached)

SCHEDULE B

PRICING WIRE OR EQUIVALENT COMMUNICATION

(*Attached*)

APPENDIX A

REPRESENTATION AND INDEMNITY AGREEMENT

$150,000,000
Knott County, Kentucky
Industrial Building Revenue Bonds
(Solid Waste Project), Series 2024

March 22, 2024

Hilltop Securities Inc.
700 Milan Street, Suite 1200
Houston, TX 77002

Knott County, Kentucky
54 West Main Street
Hindman, Kentucky 41822

Ladies and Gentlemen:

Pursuant to a Bond Purchase Agreement of even date herewith (the "**Bond Purchase Agreement**") between the Knott County, Kentucky (the "**Issuer**") and Hilltop Securities Inc. (the "**Underwriter**") and approved by Kentucky Lithium LLC (the "**Company**"), a limited liability company duly organized and validly existing under and pursuant to the laws of the State of Delaware, the Issuer has agreed to issue and sell to the Underwriter, and the Underwriter has agreed to purchase from the Issuer, the bonds identified above (the "**Bonds**"). The Underwriter further has agreed to offer the Bonds for sale in a bona fide limited public offering involving the distribution of the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum described in the Bond Purchase Agreement. The capitalized terms in this Representation and Indemnity Agreement are used with the meanings set forth in the Bond Purchase Agreement.

The Company hereby (1) approves the terms and provisions of the Bond Purchase Agreement and of the Bonds, (2) requests the Issuer to issue and sell the Bonds, (3) acknowledges that the Issuer and the Underwriter are entering into the Bond Purchase Agreement, and agreeing to sell and purchase the Bonds on the terms therein set forth, in reliance on the representations, warranties and covenants of the Company contained in this Representation and Indemnity Agreement and the Company consents to such reliance hereon, and (4) acknowledges and agrees that the Issuer is a conduit issuer and has not prepared or assisted in the preparation of the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum, and is not responsible for any statements made therein, except for the information contained under the captions "THE ISSUER" and "LITIGATION—The Issuer".

The Company acknowledges and agrees that: (i) the purchase and sale of the Bonds pursuant to the Bond Purchase Agreement is an arm's-length commercial transaction among the Issuer, the Company and the Underwriter; (ii) in connection therewith and with the discussions, undertakings and procedures leading up to the consummation of such transaction, the Underwriter is and has been acting solely as a principal and is not acting as the agent, advisor, fiduciary or Municipal Advisor (as defined in Section 15B of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Issuer or the Company; (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Issuer or the Company with respect to the offering contemplated hereby or the discussions, undertakings and procedures leading thereto (irrespective of whether the Underwriter has provided other services or is currently providing other

services to the Issuer or the Company on other matters) and the Underwriter has no obligation to the Issuer or the Company with respect to the offering contemplated hereby except the obligations expressly set forth in the Bond Purchase Agreement; and (iv) the Company has consulted its own legal, financial and other advisors to the extent it has deemed appropriate.

Section 1. Company Representations and Warranties. The Company makes the following representations, warranties and covenants, all of which will survive the sale and delivery of the Bonds to the Underwriter:

(a) The Company is a limited liability company duly organized and validly existing under and pursuant to the laws of the State of Delaware, is qualified to do business in the Commonwealth of Kentucky (the "**Commonwealth**") and in good standing in the State of Delaware and the Commonwealth and in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary and has, and at the Closing Date will have, full power and authority under the laws of each of the State of Delaware and the Commonwealth to execute and deliver this Representation and Indemnity Agreement and to perform its obligations hereunder.

(b) The Company has the authority to own its properties and conduct its business as now conducted and to execute and perform its obligations under this Representation and Indemnity Agreement and any other documents and certificates executed and delivered by the Company, and has complied in all material respects with all applicable requirements of the United States, the State of Delaware and the Commonwealth, and their respective agencies and instrumentalities, to operate its business as it is expected to be operated in accordance with the Legal Documents.

(c) The Company has taken all action necessary to make the Company Documents the valid obligations of the Company that they purport to be; and, when executed and delivered by the parties hereto, the Company Documents including this Representation and Indemnity Agreement will constitute valid and binding agreements of the Company and will be enforceable in accordance with their respective terms, except as the enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights.

(d) The execution and delivery of the Company Documents and compliance with the provisions of each of such instruments will not conflict with or constitute on the part of the Company a violation of, breach of or default under its organizational documents or any statute, indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which the Company is bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties, nor will any such execution, delivery or compliance result in the creation or disposition of any lien, charge or other security interest or encumbrance of any nature whatsoever upon any of the properties or other assets of the Company under the terms of any such law, regulation or instrument, except as contemplated by the Bonds, the Indenture or other instrument securing the Bonds.

(e) The Company shall, in the ordinary course, file applications or requests for consents, permits, approvals, resolutions, authorizations or other actions by, or filings with, any governmental authority, court, regulatory body or any other person, that are required to be obtained or made by the Company in connection with the construction and operation of the Project or the execution, delivery or performance by the Company of the Company Documents, and the Company does not expect any unusual delay or difficulty in obtaining such permits and approvals.

(f) Except as described in the Preliminary Limited Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation at law or in equity before or by any court, public board or body,

pending or threatened, against or affecting the Company or the Project, or to the best knowledge of the Company, any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by the Company Documents or which in any way would adversely affect the Company Documents or any other agreement or instrument to which the Company is a party and which is used or contemplated hereby and by the Indenture, or the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes as described in the Preliminary Limited Offering Memorandum.

(g) The Company is (i) not in breach of or default under any applicable law or administrative regulation of the Commonwealth or the United States or any applicable judgment or decree or administrative ruling or (ii) except as disclosed in the Preliminary Limited Offering Memorandum, not in breach of any agreement, resolution, certificate or other instrument to which the Company is a party or is otherwise subject, in each case which breach or default would in any way materially adversely affect the transactions contemplated by the Company Documents or the issuance of the Bonds, and except as disclosed in the Preliminary Limited Offering Memorandum, no event has occurred and is continuing which with the passage of time or the giving of notice, or both, would constitute such a breach of or default under any such instrument.

(h) The Preliminary Limited Offering Memorandum is, as of its date and as of the date hereof, and the Limited Offering Memorandum, at all times after the date hereof up to and including the Closing Date will be, true and correct in all material respects and will not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) If the Limited Offering Memorandum is supplemented or amended, at the time of each supplement or amendment thereto and (unless subsequently again supplemented or amended) at all times subsequent thereto up to and including the time of the Closing, the Limited Offering Memorandum as so supplemented or amended will be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) If between the date hereof and the time of Closing, any event shall occur which might or would cause the Limited Offering Memorandum, as then supplemented or amended, to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall notify the Underwriter thereof, and if, in the opinion of the Underwriter, such event requires the preparation and publication of a supplement or amendment to the Limited Offering Memorandum, the Company shall promptly (and in any event before the Closing) prepare and furnish, or cause the Issuer to prepare and furnish, (at the expense of the Company) a reasonable number of copies of an amendment of or supplement to the Limited Offering Memorandum in form and substance satisfactory to the Underwriter. The Company shall advise the Underwriter promptly of the institution of any proceedings known to it by any governmental agency prohibiting or otherwise affecting the use of the Limited Offering Memorandum in connection with the offering, sale or distribution of the Bonds.

(k) Any certificate signed by an officer of the Company and delivered to the Underwriter or to the Trustee shall be deemed a representation and warranty of the Company, as the case may be, to the Underwriter or the Trustee, as the case may be, as to the statements made therein.

(l) Within seven (7) business days after the execution of this Representation and Indemnity Agreement, the Company shall deliver or cause to be delivered to the Underwriter (and the Company hereby consents to such delivery) copies of the Limited Offering Memorandum (with only such changes therein as

shall have been approved by the Underwriter), in such quantities as the Underwriter shall reasonably request.

(m) Except as disclosed in the Preliminary Limited Offering Memorandum, the Company has not failed to comply in any material respect with its obligations pursuant to any continuing disclosure undertaking in the last five years.

Section 2. Company Covenants. The Company covenants that it will:

(a) During the period commencing on the Closing Date and ending twenty-five (25) days from the end of the underwriting period, advise the Issuer and the Underwriter if any event relating to or affecting the Limited Offering Memorandum shall occur as a result of which it may be necessary or appropriate to amend or supplement the Limited Offering Memorandum in order to make the Limited Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or "potential customer" (as defined for purposes of Rule 15c2-12). If any such event occurs and in the reasonable judgment of the Underwriter or the Issuer, an amendment or supplement to the Limited Offering Memorandum is appropriate, the Company shall, at its expense, forthwith prepare and furnish, or cause the Issuer to prepare and furnish, to the Underwriter a reasonable number of copies of an amendment of or supplement to the Limited Offering Memorandum (in form and substance satisfactory to counsel for the Underwriter) that will amend or supplement the Limited Offering Memorandum so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Limited Offering Memorandum is delivered to a purchaser or "potential customer," not misleading.

(b) Advise the Issuer and the Underwriter promptly of (i) any proposal to amend or supplement the Limited Offering Memorandum, and (ii) the institution of any proceedings known to it by any governmental agency prohibiting or otherwise affecting the use of the Limited Offering Memorandum in connection with the offering, sale or distribution of the Bonds. The Company will not effect such amendment or supplement without the consent of the Issuer and the Underwriter, which consent shall not be unreasonably withheld.

(c) Furnish such information, execute such instruments and take such other action in cooperation with the Underwriter as the Underwriter may reasonably request to qualify the Bonds for offer and sale under the Blue Sky or other securities laws or regulations of such states and other jurisdictions of the United States as the Underwriter may designate, provided that the Company shall not be required to qualify to do business in any such jurisdiction.

(d) Refrain from taking any action, or from permitting any action, with regard to which the Company may exercise control, that would result in the loss of the excludability of interest on the Bonds from gross income for federal income tax purposes or that would cause the proceeds of the Bonds to be applied in a manner other than as provided in the Limited Offering Memorandum and the Company Documents.

(e) Pay the expenses required to be paid by the Company pursuant to the Bond Purchase Agreement.

Section 3. Company Indemnity.

(a) The Company agrees to indemnify and hold harmless the Issuer, the Underwriter, each person, if any, who controls the Underwriter or the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of their partners, members, servants, agents, officers,

directors, officials and employees (each an "**Indemnified Party**") to the extent permitted under applicable law, from and against any and all losses, claims, damages, liabilities and expenses (including legal fees and expenses and the reasonable costs of investigation) (i) arise out of the use and distribution of the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum, (ii) caused by any untrue or alleged untrue statement of a material fact in the information contained in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum, or in any amendment or supplement thereto, (iii) caused by an omission or alleged omission of a material fact necessary to make the statements in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum or in any amendment or supplement thereto, in the light of the circumstances under which they were made, not misleading in any material respect, or (iv) arise out of or are based upon the failure to register the Bonds under the Securities Act of 1933, as amended (the "Securities Act"), or to qualify the Indenture under the Trust Indenture Act of 1939, as amended; provided, however, that the Company will not be liable to any Indemnified Party for any untrue statement or omission or allegation thereof with respect to the information contained under the headings "THE ISSUER," "UNDERWRITING" and "LITIGATION – The Issuer" in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum, or in any amendment or supplement thereto.

(b) If any action or claim (including any governmental investigation) shall be brought or asserted against an Indemnified Party, in respect of which indemnity may be sought from the Company under subparagraph (a) above, the Indemnified Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Company has specifically authorized the employment of such counsel and has agreed to pay the fees and expenses of such counsel, or (ii) within sixty (60) days after receipt of notification, the Company has failed to notify the named parties that it shall assume the defense and employ counsel. The Company shall select, and pay the fees and expenses of, counsel which is reasonably acceptable to the Indemnified Party, for the Indemnified Party, which is not the Company's counsel, if the named parties to any such action (including any impleaded parties), including the Indemnified Party, shall have been advised by its counsel (which advice shall have been concurred with by counsel representing the Company) that there are one or more legal defenses available to it which are different from or additional to those available to the Company and that representation of the Indemnified Party and the Company by counsel representing the Company would be inappropriate under applicable standards of professional conduct (in which case the Company shall not have the right to assume the defense of the action on behalf of such Indemnified Party). The Company shall not be liable, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances for which indemnification is provided, for the fees and expenses of more than one separate firm of attorneys at any point in time for the Indemnified Party (which firm shall be designated in a written notice from the Company approved by the Indemnified Party). The Company shall not be liable for any settlement of any action with respect to which it is required to indemnify the Indemnified Party hereunder effected without its consent, but if settled with the consent of the Company, or if there is a final judgment for the plaintiff in any such action, the Company will indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnified Party shall promptly pay over to the Company any moneys awarded to it in connection with the defense of any such action or claim for which the Company had previously paid funds or incurred liability to the Indemnified Party.

(c) If the indemnification provided for in this Section 3 is unavailable to an Indemnified Party in respect of any loss, claim, damage, liability or expense referred to herein, then the Company, which would otherwise be obligated to provide such indemnification hereunder, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as

a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Party on the other hand from the offering of the Bonds, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (i) above and the relative fault of the Company on the one hand and of the Indemnified Party on the other hand in connection with the event which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations; provided, however, that in no event shall the amount to be so contributed by any Indemnified Party exceed the amount of the compensation actually received by such Indemnified Party hereunder. The relative fault of the Company on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, whether any untrue or misleading or alleged untrue or misleading statement of a material fact or any omission to state a material fact relates to information supplied by the Company or by the Indemnified Party and the Indemnified Party's and the Company's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The indemnity, contribution and other agreements contained in this Representation and Indemnity Agreement and the representations and warranties of the Company set forth in this Representation and Indemnity Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Indemnified Party, (ii) any termination of the Bond Purchase Agreement, any Company Agreement or this Representation and Indemnity Agreement, and (iii) the delivery and sale of the Bonds; provided, however, that the Company shall not be liable under this Section in respect of any loss, claim, damage, liability or expense to which an Indemnified Party may become subject to the extent that it is finally judicially determined or determined by binding arbitration that such loss, claim, damage or liability arose substantially out of the gross negligence, willful misconduct or bad faith of such Indemnified Party. Any successor of an Indemnified Party shall be entitled to the benefit of the indemnity and contribution agreements contained in this Section 3. The term "successor" shall not include any purchaser of Bonds from the Underwriter merely because of such purchase.

Section 4. Parties in Interest. This Representation and Indemnity Agreement is made solely for the benefit of the Indemnified Parties, the Issuer, the Company and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Representation and Indemnity Agreement. The terms "successors" and "assigns" shall not include any purchaser of Bonds from the Underwriter merely because of such purchase.

Section 5. Entire Agreement. This Representation and Indemnity Agreement contains the entire agreement of the Company, the Underwriter and the Issuer with respect to the representations and indemnities contemplated by this Representation and Indemnity Agreement and, except as expressly provided otherwise herein, nothing in this Representation and Indemnity Agreement is intended to convey to any person other than the parties and their respective permitted successors and assigns hereunder any rights or remedies against or obligations to the Company under or by reason of this Representation and Indemnity Agreement. Without limiting the generality of the foregoing, this Representation and Indemnity Agreement shall completely and fully supersede all other understandings and agreements of the Company and between the Company and the Underwriter with respect to such representations and indemnities.

Section 6. Counterparts. This Representation and Indemnity Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Executed counterparts transmitted electronically shall be binding on the parties hereto.

Section 7. Notices. All notices, requests, demands and formal actions hereunder will be in writing, mailed, telegraphed or delivered to:

The Underwriter:

Hilltop Securities Inc.
700 Milan Street, Suite 1200
Houston, Texas 77002
Attention: C. B. "Bix" Rathburn, Ph.D.

The Issuer:

Knott County, Kentucky
54 West Main Street
Hindman, Kentucky 41822
Attention: Judge/Executive

The Company:

Kentucky Lithium LLC
12115 Visionary Way, Suite 174
Fishers, Indiana 46038
Attention: Mark Jensen and Kirk Taylor

Section 9. Authorization, Effectiveness and Governing Law. This Representation and Indemnity Agreement shall become effective upon the execution of the acceptance hereto by an authorized representative of the Underwriter and the Issuer, shall be valid and enforceable as of the time of such acceptance, and shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

Very truly yours,

KENTUCKY LITHIUM LLC

By:______________________________
Name: Kirk P. Taylor
Title: Chief Financial Officer

Accepted

HILLTOP SECURITIES INC.

By:______________________________
Name: C. B. "Bix" Rathburn, Ph.D.
Title: Managing Director

KNOTT COUNTY, KENTUCKY

By:______________________________
Name: Jeff Dobson
Title: Judge/Executive

APPENDIX B

FORM OF SUPPLEMENTAL OPINION OF BOND COUNSEL

March 28, 2024

Hilltop Securities, Inc.
700 Milam St. Suite 1200
Houston, Texas 77002

Re: $150,000,000 Knott County, Kentucky Industrial Building Revenue Bonds (Solid Waste Project), Series 2024

Ladies and Gentlemen:

We have acted as Bond Counsel in connections with the issuance and sale by the County of Knott, Kentucky (the "Issuer" or "County") of $150,000,000 aggregate principal amount of its Industrial Building Revenue Bonds (Solid Waste Project), Series 2024 (the "Bonds"). The Bonds are being issued pursuant to an Indenture of Trust dated as of March 28, 2024 (the "Indenture") between the Issuer and UMB Bank, N.A., as trustee (the "Trustee"). The Bonds are dated as of the date of delivery and are issuable in denominations of $100,000 and any integral multiple of $5,000, in excess thereof.

Capitalized terms used herein but not defined herein shall have the meanings set forth in the Indenture unless the context clearly indicates otherwise.

In connection with this opinion, we have examined the laws of the United States of America and the Commonwealth of Kentucky relevant to the opinions herein and such other documents, records and certifications as we deem relevant and necessary in rendering this opinion.

Based upon the foregoing, we are of the opinion:

1. The information and statements contained in the Limited Offering Memorandum under the headings "INTRODUCTION" (excluding "Certain Investment Considerations and Risk Factors" and "Other Matters" thereunder), "THE BONDS" (excluding "book-entry System" thereunder), and "SECURITY AND SOURCE OF PAYMENT FOR THE BONDS", "THE SERIES 2024 BONDS" (excluding the caption "Book-Entry-Only System" thereunder), "PAYMENT AND SECURITY PROVISIONS RELATING TO THE SERIES 2024 BONDS", and "THE INDENTURE AND LEASE AGREEMENT", are accurate statements or summaries of the matters set forth therein and fairly present the information summarized therein with respect to the Bonds, the Indenture, and the Lease Agreement, and nothing has come to the attention of the attorneys in the firm rendering services in connection with this matter which would lead them to believe that such sections of the Limited Offering Memorandum contain an untrue statement of a

4158-0908-5263

material fact or omit to state a material fact required to be stated therein or necessary to make such statements, in light of the circumstances in which they were made, not misleading.

2. The Bonds are exempt from registration pursuant to the Securities Act of 1933, as amended, and the Indenture is exempt from qualification pursuant to the Trust Indenture Act of 1939, as amended.

3. The Bonds do not constitute a debt or liability of the Issuer, State, it political subdivisions, or any municipality. Neither the full faith, credit, or taxing authority of the Issuer, the State, its political subdivisions, or municipality, are pledged for the payments due on the Bonds. Neither the Issuer, the State, its political subdivisions, nor any municipality, are obligated, directly, indirectly, or contingently, to levy or pledge any form of taxation whatever or to make any appropriation for the payment on the Bonds or to use any public fund for any purpose in relation to the Project or the for payment of debt service on the Bonds.

We have not passed upon any matters relating to the business, properties, affairs or condition, financial or otherwise, of the Issuer or the Kentucky Lithium LLC, the lessee of the Facility and Facility Site, and no inference should be drawn that we have expressed an opinion on matters relating to the financial ability of such entities to perform their respective obligations under the Bonds or the agreements described herein.

Our engagement as Bond Counsel with respect to the transaction referred to herein terminates upon the date of this letter. We assume no obligation to review or supplement this letter subsequent to its date, whether by reason of a change in the current laws, by legislative or regulatory action, by judicial decision or for any other reason.

Sincerely,
ENGLISH LUCAS PRIEST & OWSLEY, LLP

By: ______________________________
Gillard B. Johnson, III

APPENDIX C

FORM OF OPINION OF COUNSEL TO THE UNDERWRITER

March 28, 2024

Hilltop Securities Inc.
Houston, Texas

Re: $150,000,000 Knott County, Kentucky Industrial Building Revenue Bonds (Solid Waste Project), Series 2024

Ladies and Gentlemen:

We have acted as counsel for you as underwriter in connection with your purchase from Knott County, Kentucky (the "Issuer") of Knott County, Kentucky Industrial Building Revenue Bonds (Solid Waste Project), Series 2024, in the aggregate principal amount of $150,000,000 (the "Bonds"), pursuant to the Bond Purchase Agreement, dated March 22, 2024 (the "Purchase Contract"), between you and the Issuer, and approved by Kentucky Lithium LLC (the "Company"). The Bonds are being issued pursuant to an indenture of trust, dated as of March 1, 2024 (the "Indenture"), between the Issuer and UMB Bank, N.A., as trustee, for the stated purpose of making the proceeds thereof available to the Company. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Contract.

In that connection, we have reviewed certain portions of the Indenture, the Lease Agreement, the posted preliminary limited offering memorandum of the Issuer, dated March 15, 2024, with respect to the Bonds (as amended, restated, or supplemented, the "Preliminary Limited Offering Memorandum"), the posted limited offering memorandum of the Issuer, dated March 22, 2024, with respect to the Bonds (the "Limited Offering Memorandum"), the Purchase Contract, certificates of the Issuer, the Company, the Trustee, and others, the opinions referred to in Section 7(a)(ix) of the Purchase Contract and such records and documents, and we have made such investigations of law, as we have deemed necessary to render the opinions and conclusions set forth herein.

In arriving at the opinions and conclusions expressed herein, we are not expressing any opinion or view on, and with your permission are assuming and relying on, without independent assessment or inquiry, the validity, accuracy and sufficiency of the records, documents, certificates and opinions referred to above, including the accuracy of all factual matters represented and legal conclusions contained therein, including (without limitation) all representations and legal conclusions regarding the valid existence of the Issuer and the Company, the due authorization, issuance, delivery, validity and enforceability of the Bonds, the exclusion of interest thereon from gross income for federal income tax purposes, and the legality, validity and enforceability of the Indenture, the Lease Agreement, and any laws, documents and instruments that may be related to

the authorization, issuance or payment of or security for, the Bonds. We have assumed that all records, documents, certificates and opinions that we have reviewed, and the signatures thereto, are genuine. Our opinions and conclusions are limited to matters of federal securities laws, and we assume no responsibility with respect to the applicability or effect of any other laws.

Based on and subject to the foregoing, and in reliance thereon, as of the date hereof, we are of the following opinions and conclusions:

1. The Bonds are not subject to the registration requirements of the Securities Act of 1933, as amended, and the Indenture is exempt from qualification pursuant to the Trust Indenture Act of 1939, as amended.

2. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements contained in the Preliminary Limited Offering Memorandum or in the Limited Offering Memorandum and make no representation that we have independently verified the accuracy, completeness or fairness of any such statements. In our capacity as your counsel, to assist you in part of your responsibility with respect to the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum, we participated in conferences with your representatives and representatives of the Issuer, the Company, their respective counsel, English Lucas Priest & Owsley, LLP as bond counsel, Ballard Spahr LLP, as special tax counsel and counsel to the Company, accountants, and others, during which the contents of the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum and related matters were discussed. Based on our participation in the above-mentioned conferences (which, with respect to the Preliminary Limited Offering Memorandum, did not extend beyond the date of the Purchase Contract), and in reliance thereon, on oral and written statements and representations of the Issuer, the Company and others and on the records, documents, certificates, opinions and matters herein mentioned, we advise you as a matter of fact and not opinion that, during the course of our representation of you on this matter, (a) no facts had come to the attention of the attorneys in our firm rendering legal services to you in connection with the Preliminary Limited Offering Memorandum which caused us to believe as of the date of the Preliminary Limited Offering Memorandum and the date of the Purchase Contract, based on the documents, drafts and facts in existence and reviewed as of those dates, that the Preliminary Limited Offering Memorandum contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except any information marked as preliminary or subject to change or otherwise left blank and any other differences with the information in the Limited Offering Memorandum), and (b) no facts had come to the attention of the attorneys in our firm rendering legal service to you in connection with the Limited Offering Memorandum which caused us to believe that the Limited Offering Memorandum as of its date and as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that we expressly exclude from the scope of this paragraph and express no view with respect to both the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum, about any CUSIP numbers, financial, accounting, statistical, economic, engineering or demographic data or forecasts, numbers, charts, tables, graphs, estimates, projections, assumptions or expressions of opinion, any information about verification, feasibility, valuation, appraisals, absorption, real estate or environmental

matters, relationship among the parties, Litigation, Appendices A, B and C, or any information about book-entry, DTC, Cede & Co., ratings, rating agencies, Tax Matters, or Underwriting, included or referred to therein or omitted therefrom. No responsibility is undertaken or conclusion expressed with respect to any other disclosure document, materials or activity, or as to any information from another document or source referred to by or incorporated by reference in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum.

We are furnishing this letter to you pursuant to Section 7(a)(ix)(7) of the Purchase Contract solely for your benefit as underwriter in connection with the original delivery of the Bonds on the date hereof. We disclaim any obligation to update this letter. This letter is not to be used, circulated, quoted or otherwise referred to or relied upon for any other purpose or by any other person. This letter is not intended to, and may not, be relied upon by owners of the Bonds or by any other party to whom it is not specifically addressed.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP